WISCONSIN PUBLIC SERVICE CORPORATION                              EXHIBIT D


                        SALES OF ELECTRIC ENERGY AND GAS

                               Calendar Year 1997

                                           Wisconsin            Wisconsin
                                         Public Service        River Power
                                           Corporation           Company
                                         --------------        -----------
(a)  Electric energy
       sold (at retail or
       wholesale) (KWH)                  11,259,327,422        217,752,000

       Intercompany                           None              72,584,000*
       Other                             11,259,327,422        145,168,000*

     Gas distributed at
       retail (MCF)                          38,708,718**          None

       Intercompany                           None                 None
       Other                                 38,708,718**          None

(b)  Electric energy distributed
       at retail outside state
       of organization (KWH)                363,620,074            None

     Gas distributed at
       retail outside state
       of organization (MCF)                    804,668**          None

(c)  Electric energy sold at
       wholesale outside state
       of organization or at
       state line (KWH)                      11,001,920            None

     Gas sold at wholesale
       outside state of organization
       or at state line (MCF)                 None                 None

(d)  Electric energy purchased
       outside state of organization
       or at state line (KWH)                 None#                None

     Gas purchased outside state
       of organization or at
       state line (MCF)                      38,708,718            None

PAGE

WISCONSIN PUBLIC SERVICE CORPORATION                        EXHIBIT D
                                                          (CONTINUED)




 * Quantities shown represent actual deliveries. By contract, each of the three purchasers of the output of Wisconsin River Power Company is entitled to receive, and is required to pay for one-third of the total output.

** "Gas distributed at retail" and "Gas distributed at retail outside state of organization" include 12,449,830 MCF and 195,913 MCF, respectively, of sales to Large Commercial and Industrial Customers (those using 2,000 CCF within one month of a year) under the Company's retail rates. Industrial usage is indeterminable.

# Receipts of 93,073 kWh of interchange energy were offset by deliveries of 98 kWh to same supplier at other points in the system. These deliveries (and other offsetting deliveries of interchange energy) are omitted from Wisconsin Public Service Corporation sales shown above.